Exhibit 5

WALLER LANSDEN DORTCH & DAVIS, LLP

Nashville City Center	1901 SIXTH AVENUE NORTH, SUITE 1400
511 Union Street, Suite 2700	BIRMINGHAM, ALABAMA 35203-2623
Nashville, Tennessee 37219-8966	(205) 214-6380
(615) 244-6380
Fax: (615) 244-6804
www.wallerlaw.com

February 11, 2010

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, CA 91311

Re:          Registration Statement on Form S-3; 1,550,387 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Capstone Turbine Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale from time to time by the selling stockholders named therein of 1,550,387 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ WALLER LANSDEN DORTCH & DAVIS, LLP